Exhibit 10.9
                                STRIKEIRON INC.
                            WEB SERVICES MARKETPLACE
                                USAGE AGREEMENT

THIS USAGE AGREEMENT (the "Agreement") is entered into as of the 26th day of March, 2008 (the "Effective Date") by and between STRIKEIRON, INC., a Delaware corporation with principal offices at 15501 Weston Parkway Suite 150, Cary, North Carolina 27513 ("StrikeIron") and Merchant Processing International, Inc., a California corporation with principal offices at 18500 Von Karman Suite 530, Irvine, California, 92612 ("You").

WHEREAS, StrikeIron makes certain digital functionality and content (the "StrikeIron Web Services") available to customers through its websites (collectively, the "StrikeIron Marketplace"); and

WHEREAS, User wishes to access one or more of the StrikeIron Web Services;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties agree as follows:

                   1. DEFINITIONS. As used in this Agreement:

1.1 "STRIKEIRON WEB SERVICES MARKETPLACE" means the data exchange services (Including the software necessary to operate the data exchange services) provided by StrikeIron that permit You to route and exchange Web Service Data.

1.2 "STRIKEIRON WEB SITE" means the online information or service interface to the StrikeIron Web Services Marketplace that is accessible via a Web browser, at http://www.strikeiron.com.

1.3 "STRIKEIRON MARKETPLACE" means the service provided by StrikeIron that makes the StrikeIron Web Services accessible over the StrikeIron Web Services Business Network.

1.4 "STRIKEIRON WEB SERVICE" means a Registered Provider Web Service which may be accessed by StrikeIron customers through the StrikeIron Marketplace upon registration and subscription for such StrikeIron Web Service over the StrikeIron Web Services Marketplace.

1.5 "REGISTERED PROVIDER" means a third party provider of the Web Service Data that has specifically authorized StrikeIron to access, use and make limited distribution of applicable Web Service Data included in such third party Web Service over the StrikeIron Web Services Marketplace.

1.6 "WEB SERVICE DATA" means all data and information that is delivered through or derived from a Web Service.

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1.7  "WEB  SERVICE(S)"  means  a  function  provided  by  one software system or application and available for access by another software system or application over the internet or a network.

                         2. AUTHORIZATION AND LICENSES

2.1 AUTHORIZATION TO USE THE STRIKEIRON MARKETPLACE WEB SERVICES. Subject to the terms and conditions of this Agreement, StrikeIron hereby grants to You a worldwide, non-exclusive, non-transferable, non-sub licensable, revocable (in accordance with Section 9) license to use the StrikeIron Web Service Marketplace and StrikeIron Marketplace to access, download use and integrate into any application, system, wireless device or Web site the StrikeIron Web Services from the Registered Provider for which you have paid the applicable subscription fee. You acknowledge that the Web Service Data and the Web Service may change from time to time for upgrade purposes without notice. From time to time, You may modify or change the StrikeIron Web Service included in Your service. Any such changes and/or modifications shall be governed by the terms and conditions of this Agreement. You acknowledge and agree that StrikeIron Marketplace Web Services and all Web Service Data are provided "as is" and that no representation or warranty of accuracy is stated or implied and that the Web Service Data and the Web Services may change from time to time without notice.

2.2 LIMITATIONS. You acknowledge that any use of the StrikeIron Marketplace, StrikeIron Web Services or the StrikeIron Web Services Marketplace, other than as explicitly permitted by this Agreement is prohibited. You will not: (a) reverse engineer, decompile, disassemble, or otherwise attempt to derive the source code from the StrikeIron Web Services; (b) remove, alter, or obscure any proprietary notices (including restricted rights, trademark and copyright notices) of StrikeIron or its Registered Providers on the StrikeIron Web Services Marketplace; (c) otherwise use or copy the StrikeIron Marketplace, StrikeIron Web Services or the StrikeIron Web Services Marketplace or any part thereof, except as expressly allowed under Section 2.1; (d) modify or alter, or create derivative works based on, the StrikeIron Web Services Platform or StrikeIron Marketplace; (e) resell, rent or lease any of the Web Service Data;
(f) reproduce the StrikeIron Web Services Platform or StrikeIron Marketplace for sublicensing, resale, rent, lease or distribution, including without limitation, operation on a time sharing or service bureau basis, or distribute any of the foregoing as part of an ASP, VAR, OEM, distributor or reseller arrangement; (g) store or maintain Web Service Data on any kind of storage device or utilizing any kind of storage mechanism, except solely for Your internal business purposes; (h) redistribute Web Service Data in any way; or (i) disclose the results of any performance benchmarks to any third party without StrikeIron's prior written consent. You are responsible for the compliance by Your personnel and agents with the terms of this Agreement.

2.3 NO IMPLIED RIGHTS. There are no implied licenses under this Agreement, and You acknowledge and agree that, subject to the license grants contained in this Agreement,

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StrikeIron  and  its  licensors  retain all rights not expressly granted to You.
Except as expressly provided in this Agreement, StrikeIron does not grant and You do not obtain any rights to use, distribute, sell, or sublicense the StrikeIron Marketplace, the StrikeIron Web Services, or the StrikeIron Web Services Marketplace in any form.

                     3. OPERATION OF STRIKEIRON MARKETPLACE

3.1 ACCESS TO STRIKEIRON MARKETPLACE. You must: (a) provide all equipment, including communications infrastructure, necessary to establish a connection to the World Wide Web; and (b) provide for Your access to the World Wide Web and pay any telephone service fees or network access fees associated with such access.

3.2 RESPONSIBILITY FOR TRANSMITTED DATA. You acknowledge and agree that certain of the Web Services Data belong to third parties and are subject to certain third party restrictions. All such third party restrictions will be made available to you at such time as you subscribe to the StrikeIron Web Services or modify your level of StrikeIron Web Services. By entering into this Agreement and by using the StrikeIron Web Services, you acknowledge that you have read and agreed to comply with any such restrictions. StrikeIron shall have no responsibility or obligations with respect to such third party content.

3.3 USAGE DATA. In order for StrikeIron to make the StrikeIron Web Services available, StrikeIron may need to collect information about your use of the StrikeIron Web Services ("Usage Data"). StrikeIron reserves the right to use all such Usage Data as StrikeIron deems appropriate for StrikeIron's internal business purposes. All Usage Data and other information collected by StrikeIron on the StrikeIron Web Services or StrikeIron Web Site will be subject to a privacy policy, which may be accessed at http://www.strikeiron.com as modified from time to time. 3.4 SUPPORT. StrikeIron will have no obligation to provide any support or related services in connection with this Agreement, except as and to the extent expressly provided in Exhibit A. 3.5 FEES. You agree to pay StrikeIron any applicable fees for Your use of the StrikeIron Web Services as set forth in Exhibit A.

                       4. USAGE POLICIES AND RESTRICTIONS

4.1 ACCOUNT PASSWORDS. You will receive a password for each of your employees or agents authorized to use or access the StrikeIron Web Services and the StrikeIron Web Services Marketplace. You are solely responsible and bear all attendant liability if You fail to maintain the confidentiality of these passwords. Furthermore, You are solely liable for any and all activities that occur on Your account. You agree to immediately notify StrikeIron of any unauthorized use of Your account or any other breach of security known to You.

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4.2  GENERAL  POLICIES  AND LIMITATIONS OF USE. StrikeIron may establish general policies and restrictions concerning use of the StrikeIron Marketplace, the StrikeIron Web Services Marketplace, and the StrikeIron Web Services and post such rules on the StrikeIron Web Site. You will comply with the usage policies and restrictions for the StrikeIron Marketplace, the StrikeIron Web Services
Marketplace, and the StrikeIron Web Services as StrikeIron may amend such policies and restrictions from time to time. StrikeIron reserves the right to change these general policies and restrictions at any time, by posting such changes on the StrikeIron Web Site. If You become aware of any violations of the requirements in this Section 4, You will use your best efforts to remedy and report promptly to StrikeIron all such violations.

4.3 COMPLIANCE WITH LAWS AND POLICIES. You hereby agree to abide by and comply with (a) all applicable local, state, national, and international laws and regulations (Including applicable laws that pertain to the transmission of technical data, privacy, the encryption of software, the export of technology, the transmission of obscenity, or the permissible uses of intellectual property); and (b) all then-current requirements, procedures, policies, and regulations of networks connected to or using the StrikeIron Marketplace or StrikeIron Web Services Platform.

4.4 PROHIBITED USES. You will not use the StrikeIron Marketplace, the StrikeIron Web Services, or the StrikeIron Web Services Marketplace to take any action, or assist others in taking any action, that (a) is unlawful, harassing, invasive of another's privacy, abusive, threatening, harmful, obscene, defamatory, libelous, or fraudulent; (b) violates the personal privacy rights of others, including the collection and distribution of information about Internet users without their permission; (c) victimizes, harasses, degrades, or intimidates any individual or group of individuals; (d) infringes or misappropriates any patent, trademark, trade secret, copyright, or other intellectual property rights of any party; (e) constitutes unauthorized or unsolicited transmission of advertising, junk or bulk email, or other form of unauthorized solicitation or spam; (f) constitutes an attempt to impersonate any person or entity; (g) is intended to omit, delete, forge, or misrepresent transmission information, including headers, return mailing, and Internet protocol addresses; (h) is intended to withhold or cloak the identity or contact information of You or any Registered Providers; (i) interferes with or disrupts the use of the StrikeIron Marketplace, StrikeIron Web Services or the StrikeIron Web Services Marketplace by others; (j) results in the disclosure of confidential or insider information; or (k) involves the use of any viruses or codes, files, or programs designed or intended to cause damage, detrimentally interfere with, surreptitiously intercept or expropriate any system, data, or personal information. You acknowledge that StrikeIron neither endorses the content of any user's communications, nor assumes responsibility for any threatening, libelous, obscene, harassing, or offensive material contained therein, any infringement or misappropriation of third party intellectual property rights arising there from, or any crime facilitated thereby.

4.5 DENIAL OF ACCESS. StrikeIron reserves the right to deny access to the StrikeIron Marketplace, the StrikeIron Web Services Marketplace, or the
StrikeIron Web Services to any account that violates the policies and restrictions set forth in this Section 4.

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                  5. OWNERSHIP OF INTELLECTUAL PROPERTY RIGHTS

You acknowledge and agree that, subject to the license grants contained in this Agreement, StrikeIron and its respective licensors and Registered Providers retain all right, title and interest in their respective intangible, intellectual, proprietary and industrial property rights and all intangible embodiments and derivative works thereof, including any and all now known or hereafter existing, in and to: (a) trademarks, trade names, service marks, slogans, domain names, uniform resource locators or logos; (b) copyrights, moral rights, and other rights in works of authorship; (c) patents and patent applications, patentable ideas, inventions and innovations; (d) know-how and trade secrets; and (e) registrations, applications, renewals, extensions, continuations, divisions or reissues of the foregoing (collectively "Intellectual Property Rights"). Except as explicitly set forth herein, neither this Agreement nor any services provided hereunder will give You any right, title or interest in the Intellectual Property Rights of StrikeIron or its licensors or Registered Providers. Without limiting the generality of the foregoing, You hereby agree that (a) StrikeIron and its suppliers and licensors and Registered Providers retain ownership of all Intellectual Property Rights relating to or embodied in the StrikeIron Web Services Marketplace, the StrikeIron Marketplace, or the StrikeIron Web Services (b) You have no right, title, or interest in or to any Intellectual Property Rights therein, and (c) except for the limited licenses granted to You under this Agreement, nothing in this Agreement will be deemed to grant, by implication, estoppels, or otherwise, a license by StrikeIron to the StrikeIron Marketplace, the StrikeIron Web Services Marketplace, or the StrikeIron Web Services under any Intellectual Property Rights.

                 6. REPRESENTATIONS AND WARRANTIES; DISCLAIMERS

6.1 WARRANTIES. You represent and warrant that (i) You have the full right, power, and authority to enter into this Agreement; and (ii) Your execution and performance of this Agreement does not and will not breach or cause a conflict with any other agreement to which You are bound.

6.2 DISCLAIMERS. STRIKEIRON DOES NOT MAKE ANY REPRESENTATIONS OR WARRANTIES REGARDING THE PERFORMANCE, ACCURACY OR COMPLETENESS OF THE STRIKEIRON MARKETPLACE, THE STRIKEIRON WEB SERVICES PLATFORM, OR WEB SERVICE DATA, AND TO THE FULLEST EXTENT PERMITTED BY LAW, STRIKEIRON SPECIFICALLY DISCLAIMS ALL EXPRESS, IMPLIED, AND STATUTORY WARRANTIES, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, TITLE, FITNESS FOR A PARTICULAR PURPOSE, SYSTEM INTEGRATION AND NON-INFRINGEMENT, WITH RESPECT THE STRIKEIRON MARKETPLACE, THE STRIKEIRON WEB SERVICES PLATFORM THERETO. STRIKEIRON IS PROVIDING ALL OF THE FOREGOING ON AN "AS-IS" BASIS. STRIKEIRON DOES NOT REPRESENT OR WARRANT THAT THE STRIKEIRON MARKETPLACE, THE

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STRIKEIRON WEB SERVICES PLATFORM OR WEB SERVICE DATA WILL MEET YOUR REQUIREMENTS
OR OPERATE ON AN UNINTERRUPTED, TIMELY, SECURE OR ERROR-FREE BASIS OR THAT DEFECTS IN THE STRIKEIRON MARKETPLACE, THE STRIKEIRON WEB SERVICES PLATFORM OR WEB SERVICE DATA WILL BE CORRECTED. STRIKEIRON MAKES NO REPRESENTATION OR WARRANTY CONCERNING RESULTS OBTAINED FROM YOUR USE OF THE STRIKEIRON MARKETPLACE OR WEB SERVICE DATA. YOU ACKNOWLEDGE THAT ANY USE OF MATERIAL OR DATA DOWNLOADED OR OTHERWISE OBTAINED THROUGH THE USE OF THE STRIKEIRON WEB SERVICES PLATFORM, THE STRIKEIRON MARKETPLACE IS DONE AT YOUR OWN DISCRETION AND RISK, AND THAT YOU WILL BE SOLELY RESPONSIBLE FOR ANY DAMAGE TO YOUR COMPUTER SYSTEM OR LOSS OF APPLICATIONS OR DATA THAT RESULTS FROM THE DOWNLOAD OR USE OF SUCH MATERIAL OR DATA. STRIKEIRON MAKES NO WARRANTY REGARDING ANY GOODS OR SERVICES PURCHASED OR OBTAINED THROUGH THE STRIKEIRON WEB SERVICES PLATFORM, ANY TRANSACTIONS ENTERED USING THE STRIKEIRON MARKETPLACE, OR ANY THIRD-PARTY PRODUCTS, DATA OR SERVICES. NO ADVICE OR INFORMATION, WHETHER ORAL OR WRITTEN, OBTAINED BY YOU FROM STRIKEIRON OR THROUGH THE STRIKEIRON WEB SERVICES PLATFORM OR OTHERWISE CREATES ANY WARRANTY NOT EXPRESSLY MADE HEREIN. Some jurisdictions do not allow the exclusion of certain warranties, so some of the above exclusions may not apply to You. To the extent that StrikeIron may not disclaim any warranty as a matter of law, the scope and duration of such warranty will be the minimum permissible under applicable law.

                          7. LIMITATIONS ON LIABILITY

7.1 DISCLAIMER OF LIABILITY. NEITHER STRIKEIRON NOR ITS REGISTERED PROVIDERS OR LICENSORS WILL BE LIABLE FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE, EXEMPLARY OR RELIANCE DAMAGES IN ANY WAY ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY (WHETHER ARISING FROM BREACH OF WARRANTY, BREACH OF CONTRACT, NEGLIGENCE, STRICT LIABILITY IN TORT, OR ANY OTHER LEGAL THEORY), OR ANY DAMAGES RESULTING FROM ANY INTERRUPTION OR DISRUPTION IN COMMUNICATIONS OR SERVICES, UNAVAILABILITY OR INOPERABILITY OF SERVICES, TECHNICAL MALFUNCTION, LOST DATA, OR LOST PROFITS, EVEN IF STRIKEIRON KNEW OR SHOULD HAVE KNOWN OF THE POSSIBLITY OF OR COULD HAVE REASONABLY PREVENTED SUCH DAMAGES, AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. IN NO EVENT WILL THE CUMULATIVE LIABILITY OF STRIKEIRON UNDER THIS

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AGREEMENT,  WHETHER  ARISING  FROM  BREACH  OF  WARRANTY,  BREACH  OF  CONTRACT,
NEGLIGENCE, STRICT LIABILITY IN TORT, OR ANY OTHER LEGAL THEORY, EXCEED $100 (ONE HUNDRED DOLLARS). IN NO EVENT WILL STRIKEIRON'S REGISTERED PROVIDERS HAVE ANY LIABILITY ARISING OR RESULTING FROM THIS AGREEMENT. NOTWITHSTANDING THE FOREGOING, STRIKEIRON WILL NOT BE LIABLE FOR ANY DAMAGES CAUSED BY YOUR COMBINATION OF THE STRIKEIRON MARKETPLACE OR STRIKEIRON WEB SERVICES PLATFORM WITH SOFTWARE NOT SUPPLIED BY STRIKEIRON OR ANY ALTERATION OR MODIFICATION OF ANY OF THE FOREGOING. STRIKEIRON DISCLAIMS ANY AND ALL LIABILITY THAT MAY ARISE FROM YOUR USE OF ANY SERVICES PROVIDED UNDER THIS AGREEMENT.

7.2 NO FAILURE OF ESSENTIAL PURPOSE. You acknowledge that StrikeIron has entered into this Agreement in reliance upon the limitations of liability and the disclaimers of warranties set forth in this Agreement and which form an essential basis of the bargain between the parties. You agree that these limitations and disclaimers will survive and apply even if found to have failed of their essential purpose.

                               8. INDEMNIFICATION

8.1 You will defend, indemnify, and hold harmless StrikeIron and its suppliers, and their respective officers, directors, employees, agents, contractors, affiliates, shareholders and permitted successors and assigns, from and against any third party claims arising out of or resulting from any of Your acts or omissions related to Your use of the StrikeIron Web Services Marketplace, including any claims related to (a) Your submission, posting, or transmission of any content or other information; (b) any violation by You of Section 4; or (c) the possession or use by StrikeIron or its suppliers of any data or information that You have transmitted or provided in connection with its use of the StrikeIron Web Services Marketplace.

                            9. TERM AND TERMINATION

9.1 TERM. The initial term of this Agreement will commence on the date both parties sign and execute this Agreement and will remain in effect for period of the payment term (please refer to Exhibit A) selected by You as a part of the registration process, provided that you remain current in Your payments. Thereafter, the term of this Agreement will automatically renew for additional periods in accordance with the payment option selected by You, unless earlier terminated under Section 9.2. Continued use of the StrikeIron Web Services constitutes acceptance of this Agreement and any future versions.

9.2 TERMINATION. Either party may terminate this Agreement with or without cause, upon thirty (30) days written notice. StrikeIron may terminate this Agreement, without prior notice, in the event that You violate any of the policies or restrictions set forth in Section

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4.  In  addition,  this  Agreement  and Your authorization to use the StrikeIron
Marketplace, the StrikeIron Web Services Platform and Web Service Data shall automatically terminate ten (10) days after the due date of any payment due and not paid by You.

9.3 EFFECTS OF TERMINATION.

(a) TERMINATION OF AUTHORIZATION. Upon the termination of this Agreement, (i) the authorization and all license rights granted in this Agreement will immediately cease; and (ii) You will promptly discontinue Your use of the StrikeIron Marketplace, the StrikeIron Web Services Platform and Web Service Data. Termination of this Agreement will not relieve either party of any obligation accruing to such party prior to such termination or result in the waiver of any right or remedy by a party hereto accruing to such party prior to such termination.

(b) REFUND OF FEE. Upon termination of this Agreement any refund of fees shall be treated in accordance with the refund policy described in the registration form.

9.4 SURVIVAL. The provisions of Sections 1, 2.2, 2.3, 3.2, 3.3, 5, 6, 7, 8, 9.3,

9.4 and 10 will survive the expiration or termination of this Agreement.

                               10. MISCELLANEOUS

10.1 ASSIGNMENT. You may not assign this Agreement, nor assign any rights or delegate any obligations under this Agreement by operation of law or otherwise. StrikeIron may assign this Agreement without Your written consent. Any attempted assignment inconsistent with this Section 10.1 shall be null and void. The rights and obligations of the parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties.

10.2 FORCE MAJEURE. StrikeIron will not be liable for any failure or delay in its performance under this Agreement, or for damages or losses due to causes beyond its reasonable control, including acts of God, acts of civil or military authority, fires, environmental conditions, riots, wars, sabotage, terrorism, strikes or other labor problems, failure of third party suppliers or vendors, failure of electronic or mechanical equipment or communications lines, telephone or other interconnect problems, unauthorized access, theft, operator error, telecommunications failure or governmental actions.

10.3 GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of North Carolina as applied to agreements made, entered into and performed entirely within North Carolina by North Carolina residents. All disputes arising out of this Agreement shall be subject to the exclusive jurisdiction and venue of the state and federal courts located in the State of North Carolina. The UN Convention on the International Sale of Goods shall not apply to this Agreement.

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10.4  INJUNCTIVE  RELIEF.  You  acknowledge  and agree that the breach by You of
Section 2 or 4 of this Agreement would cause immediate, irreparable harm to StrikeIron for which recovery of money damages would be inadequate, and therefore, StrikeIron will be entitled to seek timely injunctive relief to protect its rights and restrain any actual or threatened breach thereof without posting any bond or other undertaking, in addition to any and all other remedies available at law or in equity.

10.5 NOTICES. Except for notices pertaining to Section 10.6 below, any notices or communications under the Agreement shall be by electronic mail or in writing and shall be deemed delivered upon receipt to the party to whom such communication is directed. If to StrikeIron, such notices shall be addressed to legal@strikeiron.com or to the address in Section 10.6 below, Attention: Legal Department. If to You, such notices shall be addressed to the electronic or mailing address specified during Your registration process, or such other address as either party may give the other by notice as provided in this Section. It is the Your responsibility to provide accurate information to ensure that StrikeIron is notified of any changes to Your address as specified in this Section.

10.6 NOTICE OF THIRD PARTY CLAIMS OF COPYRIGHT INFRINGEMENT. All notices of claims of infringement shall be sent to StrikeIron's copyright agent and must be delivered by personal delivery, by facsimile, by nationally recognized overnight courier, or by certified or registered U.S. mail, return receipt requested, and will be deemed effective upon: personal delivery, acknowledgement of receipt of electronic transmission, one day after deposit with a nationally recognized overnight courier, or five (5) days after deposit in the U.S. mail. StrikeIron's copyright agent who is to receive notice under the Digital Millennium Copyright Act for claims of copyright infringement for the StrikeIron Marketplace, the StrikeIron Web Services Marketplace, and the StrikeIron Web Services is as follows:

                       StrikeIron, Inc. Legal Department
                        2520 Meridian Parkway, Suite 150
                                Durham, NC 27713
                          By phone: +1 (919) 405-7010
                           By fax: +1 (919) 405-7025
                         By email: legal@strikeiron.com

StrikeIron may change the name and address of and other information for its copyright agent at any time upon written notice to You as provided in Section
10.5. If You believe that a work of authorship has been infringed, you will provide StrikeIron's copyright agent with the following information or items:
(a) an electronic or physical signature of the person authorized to act on behalf of the owner of the copyright interest; (b) a description of the copyrighted work that claimed to have been infringed; (c) a description of where the material that is claimed to be is infringing is located; (d) Your address, telephone number, and email address; (e) a statement that it has a good faith belief that the disputed use is not authorized by the copyright owner, its agent, or the law; and (f) a statement, made under penalty of perjury, that the information in its notice is accurate and it is the copyright owner or authorized to act on the copyright owner's behalf.

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10.7 LIMITATION OF ACTIONS.  No action, regardless of form, arising out of this
Agreement may be brought by You more than two (2) years after the cause of action has arisen.

10.8 ATTORNEY'S FEES. If any legal action is brought to construe or enforce any provision of this Agreement, the prevailing party will be entitled to receive its reasonable attorney's fees and court costs, in addition to any other relief that it may be entitled to receive.

10.9 PUBLICITY. You will not make any public statement, press release or other announcement relating to this Agreement, or make any reference to StrikeIron, without the prior approval of StrikeIron. StrikeIron may reasonably use Your name and a description of Your use of the StrikeIron Web Services Platform or StrikeIron Marketplace for its investor relations and marketing purposes. This
Section 10.9 will not in any way restrict either party from complying with any law, regulation or other governmental demand or request for information.

10.10 EXPORT CONTROL. Regardless of any disclosure made to StrikeIron of an ultimate destination or use of the StrikeIron Web Services Platform, StrikeIron Marketplace or Web Service Data, You warrant that You will not export or re-export, directly or indirectly, any such items without first obtaining any and all necessary licenses and approvals from the U.S. Department of Commerce, or any other agency or department of the U.S. Government, or any foreign government, as required by applicable laws and regulations. By accessing the StrikeIron Marketplace You are warranting that You are not located in, under the control of, or a national or resident of any country specifically designated by applicable export laws or regulations, and that You do not appear on any list of prohibited persons or entities under such laws and regulations.

10.11 SEVERABILITY; WAIVER. If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions will continue in full force and effect without being impaired or invalidated in any way. The parties agree to replace any invalid provision with a valid provision that most closely approximates the intent and economic effect of the invalid provision. The failure to enforce or waiver of any party of a breach of any provision of this Agreement will not operate or be interpreted as a waiver of any other or subsequent breach.

10.12 CONSTRUCTION. The headings of sections in this Agreement are for convenience and are not to be used in interpreting this Agreement. As used in this Agreement, the word "including" means "including but not limited to."

10.13 ENTIRE AGREEMENT. Except as provided in Section 1.1, this Agreement sets forth the complete, exclusive and final statement of the agreement among the parties with respect to the subject matter hereof. This Agreement supersedes and replaces any and all prior agreements among the parties regarding such subject matter.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by duly authorized officers or representatives as of the Effective Date.

STRIKEIRON, INC.                    CUSTOMER

By: ___________________________     By: ___________________________

Name: _________________________     Name: ___________________________

Title: ________________________     Title: ___________________________

Date: _________________________     Date: ___________________________

                      EXHIBIT A: PAYMENT TERMS AND PRICING

A.1 SUBSCRIPTION TYPE. You will purchase a Monthly subscription and will be charged in accordance with the Terms below.

A.2 SUBSCRIPTION TERMS. All subscriptions include upgrades and basic PersonNamesupport during the subscription period.

     A.2.1 MONTHLY PURCHASE.

          A.2.1.1 Prorated: At the time of purchase, your credit card will be charged for a pro-rated amount for the current month's service, plus one month in advance. Your hit count is also prorated and you are granted the appropriate number of hits for the partial month, plus one full month's hits. Thereafter, your anniversary date will be set to, and your credit card will be charged on, the first day of every month for the full month's rate.

          A.2.1.2 Not prorated: At the time of purchase, your credit card will be charged for one full month's service and your hit count is set to the total number of hits purchased. Your anniversary date is set to the first day of the very next month. Your credit card is charged again, and your hit count is reset. On the first of every month, thereafter, your credit card is charged, and hit count is reset.

A.3 GENERAL. Your subscription will be renewed automatically until you notify StrikeIron of your intent to cancel. Your notification must be received on a business day prior to the next anniversary date of your subscription renewal, otherwise you will be charged for the next full month. To cancel a subscription, please send an email to billing@strikeiron.com.

Monthly subscriptions will be validated electronically over the Internet.

Rate increases may occur on the anniversary date of your subscription.

Subscription Terms are subject to change without notice.

For any questions, please contact StrikeIron at +1.919.405.7010 ext. 100 or at sales@strikeiron.com.

A.4 PRICING.

[Confidential]